INDEPENDENT AUDITORS' CONSENT

Board of Directors
Shenzhen China Merchants Big Sky Network Ltd.


We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-51342 of China Broadband Corp. on Form S-1 of our report dated February 19, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 19, 2001 relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/DELOITTE TOUCHE TOHMATSU
DELOITTE TOUCHE TOHMATSU
Certified Public Accountants
Hong  Kong
July 2, 2001